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                                                       EXHIBIT 99.02

                                     FORM OF
                             STOCK OPTION AGREEMENT
                           NON-INCENTIVE STOCK OPTIONS


          AGREEMENT made as of the   day of November, 1995 between VITAFORT
INTERNATIONAL CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), and _______________, an individual residing at _________________
(hereinafter referred to as the "Optionee").


                              W I T N E S S E T H:


          WHEREAS, the Board of Directors of the Company has adopted the Vitafort International Corporation 1995 Stock Option Plan (the "Plan"), permitting the grant of stock options to officers, directors and other key persons employed or retained by the Company or its subsidiaries or any parent corporation of the Company. The stockholders of the Company have adopted the Plan by the written consent of the holders of a majority of the issued and outstanding shares of the Company's common stock, par value $.0001 per share, ("Common Stock") and an Information Statement, dated October 20, 1995 (the "Information Statement"), has been mailed to the record holders of the Common Stock. The Optionee is presently an officer, director, employee or consultant of the Company. The Company is desirous of increasing the incentive of the Optionee to exert Optionee's utmost efforts to improve the business and increase the assets of the Company.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Optionee hereby agree as follows:

          1. GRANT OF OPTION. Pursuant to a determination by the Board of Directors, the Company, subject to the terms of the Plan, a copy of which has been delivered to the Optionee, completion of stockholder ratification of the adoption of the Plan, the Company's satisfaction of certain equity financing requirements set forth in its Information Statement, a copy of which has been delivered to the undersigned, and this Agreement, hereby grants to the Optionee, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase
(hereinafter referred to as the "Option") an aggregate of          shares of
Common Stock of the Company, on the terms and conditions herein set forth, subject to adjustment as provided in Section 8 hereof.

          2. PURCHASE PRICE. The purchase price of the shares of Common Stock covered by the Option will be $.15 per share, such being the average of the closing bid and asked price of the Common Stock as reflected on the Electronic Bulletin Board maintained by NASDAQ on the date of this grant, subject to adjustment as provided in Section 8 hereof.
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          3.   EXERCISE OF OPTION.

               (a) The Option shall become exercisable as follows: As to one-third of the shares covered by this Option, on January 1, 1996 and as to an additional one third on each succeeding January 1, provided that in no event shall any portion of this option become exercisable unless a registration statement covering the issuance of shares upon exercise of his Option, be made effective in accordance with the rules of the Securities and Exchange Commission.

               (b) The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Company as provided in Sections 9 and 14 hereof.

          4.   TERM OF OPTION.

               (a) The term of the Option shall be a period expiring at 5:00 P.M. on ____________________ subject to earlier termination or cancellation as provided herein. Except as otherwise provided in Sections 6 and 7 hereof, the Option will not be exercisable unless the Optionee shall, at the time of exercise, be an officer, director, employee or provider of services to the Company or any of its subsidiaries.

               (b) As used in this Agreement, the term "subsidiary" refers to and includes each "subsidiary corporation" within the meaning of the term as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

               (c) The holder of the Option will not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to such holder (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company); provided that the date of issuance shall not be earlier than the Closing Date (as hereinafter defined) with respect to such shares pursuant to Section 9 hereof, upon purchase of such shares upon exercise of the Option.

          5. NON-TRANSFERABILITY OF OPTION. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, shall be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process shall cause the Option to terminate immediately upon the happening of any such event if the Board of Directors of the Company, at any time, should, in its sole discretion, so elect, by written


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notice to the Optionee or to the person or persons then entitled to exercise the
Option under the provisions of Section 7 hereof; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies that the Company or any subsidiary thereof may have under this Agreement or otherwise.

          6.   EXERCISES UPON CESSATION
               OF EMPLOYMENT OR ASSOCIATION.

               (a) If the Optionee ceases to serve as an employee or officer of or provider of services to the Company or any of its subsidiaries by reason of Optionee's discharge by reason of dishonesty or wrongful conduct, the Option will forthwith terminate. If, however, the Optionee for any other reason (other than death) ceases to serve as an employee, officer or provider of services of or to the Company or its subsidiaries, the Option may, subject to the provisions of Section 5 hereof, be exercised to the same extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of employment or other association, at any time within three (3) months after such cessation of employment or other association, at the end of which period the Option shall terminate. In any event, the Option may not be exercised after the expiration of the term provided in Section 4 hereof.

               (b) The Option shall not be affected by any change of duties of the Optionee so long as he continues to serve as an employee, officer, director or provider of services to or of the Company or any subsidiary thereof. If the Optionee is granted a temporary leave of absence, such leave of absence will be deemed a continuation of his service to the Company or any subsidiary thereof for the purposes of this Agreement, but only if and so long as the corporation for which such service is rendered in its sole discretion consents thereto.

               (c) Any termination of this Option by reason of cessation of service, whether under this Section 6 or Section 7 hereof, shall be without prejudice to any rights or remedies that the Company or any subsidiary thereof may have against the Optionee hereunder or otherwise.

          7. EXERCISE UPON DEATH OR DISABILITY. If the Optionee dies at a time when this option is exercisable under the provisions of Section 6 hereof or becomes incapacitated or incompetent and is not able to manage his affairs, the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the day preceding the date of Optionee's death, by the estate of the Optionee or by the person or persons (including the estate of any such person or persons who have died) who acquire the right to exercise the Option by bequest or inheritance at any time within the period ending on the last to occur of: (i) six (6) months after the death of the Optionee and (ii) three (3) months after the appointment of an administrator executor or other fiduciary of the estate or affairs of the Optionee, at the end of which period


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the Option shall terminate.  In any event, the Option may not be exercised after the expiration of the term provided in Section 4 hereof.

          8. ADJUSTMENTS. In the event of a stock dividend, stock split-up, share combination, exchange of shares, re-capitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions of or by the Company, the Board of Directors of the Company shall make (or shall undertake to have the Board of Directors of any corporation that merges with, or acquires the stock or assets of, the Company make) such adjustment of the number or class of shares then covered by the Option, or of the option price, or both, as it shall, in its sole discretion, deem appropriate to give proper effect to such event; provided, however, that no such adjustment shall be made so as to constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Internal Revenue Code of 1986, as amended (the "Code"), or so as to prevent the Company or any other corporation or a subsidiary thereof, if the Optionee shall become employed by such corporation by reason of the transaction in respect of which such adjustment is made, from being a corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies.

          9.   METHOD OF EXERCISE OF OPTION.

               (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice and payment to the Company in accordance with the procedure prescribed herein. Each such notice shall:

          (i) state the election to exercise the Option and the number of shares in respect of which it is being exercised;

         (ii) contain a representation and agreement as to investment intent and other matters, if required by counsel to the Company with respect to such shares, in form satisfactory to counsel for the Company; and

        (iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

               (b) Upon receipt of such notice, the Company shall specify, by written notice to the Optionee, a date and time (such date and time being herein called the "Closing Date") and place for payment of the full purchase price of such shares. The Closing Date shall be not more than fifteen (15) days from the date the notice of exercise is received by the Company unless another date is agreed upon by the Company and the Optionee or is required upon advice of counsel for the Company in order to meet the requirements of Section 11 hereof.


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               (c)  Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Optionee at the place specified by the Company on or before the Closing Date by delivering to the Company a certified or bank cashier's check in the amount of such purchase price payable to the order of the Company. In lieu of the foregoing method of payment, with the consent of the Board of Directors the Optionee may elect to deliver either a bank or certified check equal to the aggregate purchase price of the Shares. The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 9 and the provisions of Section 10 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the Closing Date. Anything in this Agreement to the contrary notwithstanding, any notice of exercise given pursuant to the provisions of this Section 9 shall be void and of no effect if all the preceding provisions of this Section 9 and the provisions of Section 11 hereof shall not have been complied with. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the Optionee or, if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered on the Closing Date to the Optionee at the place specified for the closing, but only upon compliance with all of the provisions of this Agreement. If the Optionee fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender or delivery thereof on the Closing Date, Optionee's right to exercise the Option with respect to such undelivered shares may be terminated in the sole discretion of the Board of Directors of the Company. The Option may be exercised only with respect to full shares.

          10. APPROVAL OF COUNSEL. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

          11.  RESALE OF COMMON STOCK.

               (a) Upon any sale or transfer of the Common Stock purchased upon exercise of the Option, the Optionee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be so sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of said Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating Section 5 of said Act.

               (b) The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:


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          THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD,
          TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

               12. RESERVATION OF SHARES. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

               13. LIMITATION OF ACTION. The Optionee and the Company each acknowledge that every right of action accruing to the Optionee or Company, as the case may be, and arising out of or in connection with this Agreement against the Company or any subsidiary thereof, on the one hand, or against the Optionee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of one (1) year from the date of the act or omission in respect of which such right of action arises.

               14. NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person or by certified or registered mail, return receipt requested, or by nationally recognized overnight courier service providing for a signed return receipt, to the proper address. All notices to the Company shall be addressed to it at 1800 Avenue of the Stars - Suite 480, Los Angeles, California 90067, Attn: Corporate Secretary. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect, effective upon actual receipt thereof. If the Company shall file a periodic report on Form 10-Q or 10-K or any successor form with the Securities and Exchange Commission which indicates a new address for its principal office, such filing shall also be deemed a notice to the Optionee of such new address.

               15. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the legality or enforceability of the remaining legal and enforceable provisions hereof, which shall be constructed as if such illegal or unenforceable provision or provisions had not been inserted.

               16. CONFLICTING PROVISIONS. In the event of any conflict between any provision of this Agreement and the Plan, the relevant provision of the Plan shall control. In the event of any conflict between the provisions of this Agreement and any employment agreement (the "Employment Agreement") which may exist between Optionee and the Company or a subsidiary of the Company, the relevant provisions of the Employment Agreement shall control unless such provisions are inconsistent with the provisions of the Plan.


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               17.  GOVERNING LAW.  This Agreement will be construed and
governed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                         VITAFORT INTERNATIONAL CORPORATION



                         By:
                              ------------------------------
                                   Mark Beychok, President





                              ------------------------------
                                        Optionee


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                               SCHEDULE OF GRANTS

    NAME                                NUMBER OF OPTIONS

Mark Beychok                            3,000,000

Sheldon Schrager                        4,000,000

Stanley J. Pasarell                     3,000,000

Donald Wohl                             3,000,000

Kenneth Berg                            1,000,000


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